Exhibit 99.1

Amended and Restated Stock Incentive Plan

This is to certify that

[Name]

(the “Optionee”) is hereby granted options to purchase ___shares at a fixed option price of $      per share of Common Stock of Dana Corporation. This grant is set forth in accordance with the terms and conditions of the Dana Corporation Amended and Restated Stock Incentive Plan (as amended from time to time, the “Plan”).

Grant Date:	Option Price:	Expiration Date:
	$___	[10 Years from Grant Date]

Vesting Schedule

[One Year from Grant Date]	25% vested	May exercise ___options

[Two Years from Grant Date]	50% vested	May exercise ___additional options

[Three Years from Grant Date]	75% vested	May exercise ___additional options

[Four Years from Grant Date]	100% vested	May exercise ___additional options

DANA CORPORATION

By: [Signature]

Chairman of the Board

This award certificate constitutes Optionee’s award agreement as required by the Plan. It is not a stock certificate.

This grant is subject to and incorporates by reference all of the terms and conditions of the Plan. Please refer to the Plan for an explanation of the terms and conditions of this grant and a full description of Optionee’s rights and obligations. If a conflict occurs between any terms in this award certificate and those in the Plan, the terms of the Plan shall govern.